UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2023

Ritchie Bros. Auctioneers Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Canada	001-13425	98-0626225
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

9500 Glenlyon Parkway, Burnaby, British Columbia, Canada V5J0C6

(Address of principal executive offices) (Zip Code)

(778) 331-5500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares	RBA	New York Stock Exchange
Common Share Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On March 20, 2023, Ritchie Bros. Auctioneers Incorporated (the “Company”) completed its previously announced acquisition of IAA, Inc. (“IAA”) pursuant to the terms of that certain Agreement and Plan of Merger, dated as of November 7, 2022 and amended as of January 22, 2023 (the “Merger Agreement”), by and among the Company, Ritchie Bros. Holdings Inc., a Washington corporation and a direct and indirect wholly owned subsidiary of the Company (“US Holdings”), Impala Merger Sub I, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of US Holdings (“Merger Sub 1”), Impala Merger Sub II, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of US Holdings (“Merger Sub 2”), and IAA. Pursuant to the terms of the Merger Agreement, (i) Merger Sub 1 merged with and into IAA (the “First Merger”), with IAA surviving as an indirect wholly owned subsidiary of the Company and a direct wholly owned subsidiary of US Holdings (the “Surviving Corporation”) and (ii) immediately following the consummation of the First Merger, the Surviving Corporation merged with and into Merger Sub 2 (together with the First Merger, the “Mergers”), with Merger Sub 2 surviving as a direct wholly owned subsidiary of US Holdings. Upon consummation of the Mergers, the Company issued approximately 70,339,723 common shares, without par value, of RBA (the “RBA Common Shares”) and paid approximately $1.7 billion in cash in the Mergers. As of the close of business on March 29, 2023, there were 181,788,431 RBA Common Shares outstanding.

On March 21, 2023, the Company filed a Current Report on Form 8-K (the “Initial 8-K”) with the U.S. Securities and Exchange Commission to report the completion of the transactions contemplated by the Merger Agreement and other related matters. This amendment to the Initial 8-K amends Item 9.01 of the Initial 8-K and provides the historical financial information required pursuant to Item 9.01(a) of Form 8-K and the pro forma financial information required pursuant to Item 9.01(b) of Form 8-K. Except for the foregoing, no other changes have been made to the Initial 8-K.

The unaudited pro forma condensed combined financial information included in this amendment to the Initial 8-K are presented for illustrative purposes only, contain a variety of adjustments, assumptions and estimates, and are not necessarily indicative of what the combined company’s actual financial position or results of operations would have been had the Mergers been completed on the dates indicated. The combined company’s actual results and financial position after the Mergers may differ materially and adversely from the unaudited pro forma condensed combined financial information included in this amendment to the Initial Form 8-K. Important factors that may affect actual results include, but are not limited to, risks and uncertainties relating to the Company’s or IAA’s business, as applicable (including each company’s ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, and general business and economic conditions.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The audited consolidated financial statements of IAA as of and for the fiscal years ended January 1, 2023 and January 2, 2022 and accompanying notes are included as Exhibit 99.1 hereto and are incorporated herein by reference.

(b)	Pro Forma Financial Information

The following Unaudited Pro Forma Condensed Combined Financial Information required pursuant to Item 9.01(b) of Form 8-K are included as Exhibit 99.2 hereto and are incorporated herein by reference:

(i)	Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2022.

(ii)	Unaudited Pro Forma Condensed Combined Income Statement for the year ended December 31, 2022.

(iii)	Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

(c)     Exhibits.

Exhibit No.	Description
23.1	Consent of KPMG LLP
99.1	Audited consolidated financial statements of IAA as of and for the fiscal years ended January 1, 2023 and January 2, 2022 and the related notes thereto
99.2	Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2022, Unaudited Pro Forma Condensed Combined Income Statement for the year ended December 31, 2022 and related notes thereto
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2023	RITCHIE BROS. AUCTIONEERS INCORPORATED

	By:	/s/ Darren Watt
Darren Watt
Senior Vice President & General Counsel